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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Gexa Corp.:

We consent to the reference to our firm under the caption "Experts" and the use of our report dated May 11, 2004 on the financial statements of Gexa Corp. for the years ended December 31, 2003 and 2002 appearing in the registration statement and related prospectus of Gexa Corp. on Form S-1 for the registration of 2,525,917 shares of its common stock.

/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP
Certified Public Accountants

Houston, Texas
DECEMBER 22, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM